Exhibit 23.2


               CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Form SB-2, Registration Statement under the Securities Act of 1933, of Tech Electro Industries, Inc. and Subsidiaries of our report dated March 3, 1998, on the financial statements of Tech Electro Industries, Inc. and Subsidiaries as of December 31, 1997 and 1996 accompanying the financial statements contained in Form SB-2, and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in Form SB-2.



                                             KING GRIFFIN & ADAMSON, P.C.

Dallas, Texas
September 2, 1998